Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-74778) of Imagistics International Inc. of our report dated February 4, 2002 relating to the Financial Statements, which appears in the 2001 Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 4, 2002 relating to the Financial Statement schedule, which appears in this Form 10-K


PricewaterhouseCoopers LLP
Stamford, Connecticut
March 26, 2002